(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	January 24, 2018
(630) 906-5484

Old Second Reports Fourth Quarter 2017 Net Loss of $2.5 million

AURORA, IL, January 24, 2018  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the fourth quarter of 2017.  The Company’s net loss was $2.5 million, or $0.08 per diluted share, for the fourth quarter of 2017, as compared to net income of $5.0 million, or $0.17 per diluted share, for the fourth quarter of 2016.

Operating Results

•

Fourth quarter 2017 net loss was $2.5 million, reflecting a decrease in earnings of $10.6 million, or 131.1%, from the third quarter of 2017, and a decrease in earnings of $7.5 million, or 150.1%, from the fourth quarter of 2016.

•

A nonrecurring, noncash charge of $9.5 million, or $0.31 per diluted share, was recorded as tax expense in the fourth quarter of 2017, stemming from the late December 2017 enactment of the “Tax Cuts and Jobs Act.”  The act lowered the Federal corporate income tax rate, which caused the Company to record a valuation allowance with respect to its deferred tax asset.  Adjusted earnings for the fourth quarter of 2017, a non-GAAP financial measure, which excludes this nonrecurring tax expense, were $7.0 million, or $0.23 per diluted share. See the discussion entitled “Non-GAAP Presentations” below and the tables on page 14 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

•

Net interest and dividend income was $19.4 million for the fourth quarter of 2017, reflecting an increase of $103,000, or 0.5%, from the $19.3 million recorded in the third quarter of 2017, and an increase of $1.9 million, or 10.7%, over the fourth quarter of 2016.  Net interest income continued to be favorably impacted in the fourth quarter of 2017 by the Company’s fourth quarter 2016 acquisition of $221.0 million of loans from the purchase of the Chicago branch of Talmer Bank and Trust (“Talmer”).  Purchase accounting accretion income realized in the fourth quarter of 2017 with respect to such acquisition totaled $213,000, as compared to $265,000 in the third quarter of 2017, and $604,000 in the fourth quarter of 2016.

•	The Company recorded provision for loan losses expense of $750,000 in the fourth quarter of 2017, compared to $300,000 in the third quarter of 2017, and $750,000 in the fourth quarter of 2016.
•

Noninterest income was $8.2 million for the fourth quarter of 2017, which reflects growth of $341,000, or 4.3%, over the third quarter of 2017, and a decrease of $244,000, or 2.9%, compared to the fourth quarter of 2016.  The current year linked quarter growth was primarily driven by increases in gains on securities.  The decline in the fourth quarter 2017 compared to the prior year like period was due to reductions in residential mortgage banking revenues, partially offset by increases in gains on securities.

•

Noninterest expense was $16.2 million for the fourth quarter of 2017 which reflects a decrease of $727,000, or 4.3%, as compared to the third quarter of 2017, and a decrease of $1.0 million, or 5.9%, from the fourth quarter of 2016.  The decrease in the current year linked quarter expense is primarily due to reductions in salaries and employee benefits and OREO related costs, partially offset by increased advertising expense. The year over year decrease is primarily due to reductions in salaries and employee benefits and OREO related costs.

•

On December 26, 2017, the Company announced the signing of a definitive agreement and plan of merger to acquire Greater Chicago Financial Corp. and its wholly-owned bank subsidiary, ABC Bank, in an all cash transaction valued at approximately $41.1 million.  ABC Bank had total assets of $350.4 million as of September 30, 2017, including $246.3 million of total loans.  This transaction is anticipated to close in the second quarter of 2018, and is subject to regulatory approval and customary closing conditions.

•	On January 17 2018, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on February 5, 2018, to stockholders of record as of January 26, 2018.

Capital Ratios

	December 31,	September 30,	December 31,
	2017	2017	2016
The Company
Common equity tier 1 capital ratio	9.25%	8.88%	8.76%
Total risk-based capital ratio	12.93%	12.46%	12.29%
Tier 1 risk-based capital ratio	12.03%	11.54%	10.88%
Tier 1 leverage ratio	10.08%	9.69%	8.90%

The Bank
Common equity tier 1 capital ratio	12.88%	12.67%	12.53%
Total risk-based capital ratio	13.78%	13.52%	13.45%
Tier 1 risk-based capital ratio	12.88%	12.67%	12.53%
Tier 1 leverage ratio	10.79%	10.63%	10.24%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $15.6 million at December 31, 2017, compared to $16.3 million at September 30, 2017, and $16.0 million at December 31, 2016.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans remained the same at 1.0% as of December 31, 2017 and September 30, 2017, and was 1.1% as of December 31, 2016.

•

OREO assets totaled $8.4 million as of December 31, 2017, compared to $9.0 million at September 30, 2017, and $11.9 million at December 31, 2016.  Valuation writedowns continued in the fourth quarter of 2017 with expense of $78,000 compared to $920,000 in the third quarter of 2017 and $265,000 in the fourth quarter of 2016.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.5% as of December 31, 2017, as compared to 1.6% as of September 30, 2017 and 1.9% as of December 31, 2016.

•

Total loans were $1.62 billion at December 31, 2017, reflecting an increase of $23.4 million compared to September 30, 2017, and an increase of $138.8 million compared to December 31, 2016.  Average loans (including loans held-for-sale) for the fourth quarter of 2017 were $1.60 billion, reflecting an increase of $46.2 million from quarterly average loans for the third quarter of 2017, and an increase of $209.1 million from quarterly average loans for the fourth quarter of 2016.

•

Available-for-sale securities at fair value totaled $541.4 million at December 31, 2017, compared to $533.5 million at September 30, 2017, and $531.8 million at December 31, 2016.  Pretax net gains of $639,000 on the sale of securities were realized in the fourth quarter of 2017, compared to gains of $102,000 in the third quarter of 2017 and losses of $193,000 in the fourth quarter of 2016.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$13,147	$43	1.28	$11,685	$37	1.24	$54,865	$71	0.51
Securities:
Taxable	281,096	2,208	3.14	327,892	2,424	2.96	495,687	3,318	2.68
Non-taxable (TE)	243,813	2,694	4.42	220,540	2,504	4.54	37,546	404	4.30
Total securities	524,909	4,902	3.74	548,432	4,928	3.59	533,233	3,722	2.79
Dividends from FHLBC and FRBC	8,842	99	4.48	8,339	94	4.51	7,911	82	4.15
Loans and loans held-for-sale[1]	1,599,672	18,585	4.55	1,553,473	18,265	4.60	1,390,537	16,485	4.64
Total interest earning assets	2,146,570	23,629	4.33	2,121,929	23,324	4.32	1,986,546	20,360	4.03
Cash and due from banks	30,972	-	-	31,028	-	-	28,928	-	-
Allowance for loan losses	(17,002)	-	-	(16,478)	-	-	(15,388)	-	-
Other noninterest bearing assets	181,484	-	-	185,906	-	-	197,072	-	-
Total assets	$2,342,024			$2,322,385			$2,197,158

Liabilities and Stockholders' Equity
NOW accounts	$420,073	$108	0.10	$422,913	$108	0.10	$405,338	$97	0.10
Money market accounts	277,883	95	0.14	273,440	85	0.12	274,423	76	0.11
Savings accounts	260,852	52	0.08	262,573	46	0.07	253,461	39	0.06
Time deposits	383,011	1,146	1.19	389,037	1,077	1.10	404,507	1,018	1.00
Interest bearing deposits	1,341,819	1,401	0.41	1,347,963	1,316	0.39	1,337,729	1,230	0.37
Securities sold under repurchase agreements	27,664	7	0.10	32,800	4	0.05	31,019	1	0.01
Other short-term borrowings	84,728	269	1.24	72,065	220	1.19	27,940	36	0.50
Junior subordinated debentures	57,633	929	6.45	57,621	930	6.46	57,585	1,083	7.52
Senior notes	44,046	672	6.10	44,021	672	6.11	8,155	112	5.49
Subordinated debt	-	-	-	-	-	-	36,685	222	2.37
Notes payable and other borrowings	-	-	-	-	-	-	408	2	1.92
Total interest bearing liabilities	1,555,890	3,278	0.84	1,554,470	3,142	0.80	1,499,521	2,686	0.71
Noninterest bearing deposits	556,010	-	-	551,768	-	-	510,161	-	-
Other liabilities	26,037	-	-	19,395	-	-	12,609	-	-
Stockholders' equity	204,087	-	-	196,752	-	-	174,867	-	-
Total liabilities and stockholders' equity	$2,342,024			$2,322,385			$2,197,158
Net interest income (TE)		$20,351			$20,182			$17,674
Net interest income (TE)
to total earning assets			3.76			3.77			3.54
Interest bearing liabilities to earning assets	72.48%			73.26%			75.48%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 14 and includes fees of $636,000, $772,000 and $731,000 for the fourth quarter of 2017, the third quarter of 2017 and the fourth quarter of 2016, respectively. Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%. See the discussion entitled “Non-GAAP Presentations” below and the tables on page 14 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $20.4 million for the quarter ended December 31, 2017, which reflects growth of $169,000 compared to the third quarter of 2017, and growth of $2.7 million compared to the fourth quarter of 2016.  Quarterly average earning assets increased $24.6 million from the third quarter of 2017 to $2.15 billion for the quarter ended December 31, 2017, while yield on earning assets increased 1 basis point over the same period.  Average loan growth, including loans held-for-sale, was $46.2 million for the quarter ended December 31, 2017, as compared to the quarter ended September 30, 2017, while the year over year growth in fourth quarter average loans, including loans held-for-sale, was $209.1 million.  This year over year growth was primarily due to organic loan growth over the last twelve months, driven by commercial portfolio originations, as well as a home equity loan portfolio purchase of $16.7 million.  In addition, the Company’s acquisition of the Talmer branch in October 2016 added $221.0 million of purchased loans, which increased 2017’s average loans.

Growth in securities income in 2017 stemmed from repositioning the Company’s securities portfolio into  higher yielding tax exempt securities, while lower yielding securities were sold or called. Deposit growth was utilized to fund the higher yielding securities purchases.  These securities purchases, as well as a rising interest rate environment, drove a 15 basis point increase for total securities income in the fourth quarter of 2017, compared to the third quarter of 2017, and a 95 basis point increase from the like 2016 quarter.

The cost of interest bearing liabilities for the fourth quarter of 2017 increased by 4 basis points from the third quarter of 2017, and increased by 13 basis points from the fourth quarter of 2016.  Total average deposits increased during the fourth quarter of 2017 compared to the third quarter of 2017,  driven primarily by an increase in money market accounts, partially offset by decreases in NOW accounts,  savings accounts and time deposits.  This shift in deposits stems from growth in commercial loan relationships, which often result in an increase in commercial money market and checking accounts.  Significant growth in demand deposits in the year over year period as compared to interest bearing deposits has resulted in the Company maintaining a lower cost of funds stemming from average total deposits. The slight increase in the overall cost of funds is due to higher balances of Federal Home Loan Bank Chicago (“FHLBC”) borrowings and the Company’s senior debt issuance.

For the quarter ended December 31, 2017, average other short-term borrowings, which are FHLBC advances, increased by $12.7 million compared to the quarter ended September 30, 2017, and by $56.8 million compared to the quarter ended December 31, 2016.  The retirement of subordinated and senior debt due in 2018, and simultaneously offering of senior notes in the fourth quarter of 2016, which pay at a higher rate,  resulted in an overall increase to the cost of funds in the year over year period.  However, the growth in the yield on average earning assets more than offset this increase in the cost of funds, resulting in an overall increase of 22 basis points in the Company’s net interest margin in the year over year period.

Noninterest Income

				4th Quarter 2017
Noninterest Income	Quarters Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Trust income	$1,639	$1,468	$1,396	11.6	17.4
Service charges on deposits	1,765	1,722	1,723	2.5	2.4
Residential mortgage banking revenue	1,672	1,547	3,001	8.1	(44.3)
Securities gain (loss), net	639	102	(193)	526.5	431.1
Increase in cash surrender value of BOLI	361	362	296	(0.3)	22.0
Debit card interchange income	1,069	1,075	1,018	(0.6)	5.0
Other income	1,039	1,567	1,187	(33.7)	(12.5)
Total noninterest income	$8,184	$7,843	$8,428	4.3	(2.9)

Of the noninterest income categories listed above, securities gain experienced the largest increases on both a linked quarter and year over year basis, as shown above.  The Company realized gains in securities in the third and the fourth quarter of 2017, compared to losses in the fourth quarter of 2016. Losses recorded in the fourth quarter of 2016 reflect security portfolio sales to fund the Talmer branch acquisition.  Residential mortgage banking revenue continued to be negatively impacted by the rising interest rate environment in 2017 resulting in a decline in origination volumes year over year. The decrease in other income as compared to the prior linked quarter is attributable to a decrease in commercial swap fee income in the fourth quarter of 2017.

Noninterest Expense

				4th Quarter 2017
Noninterest Expense	Quarters Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Salaries	$7,363	$7,704	$7,718	(4.4)	(4.6)
Officers incentive	204	1,114	339	(81.7)	(39.8)
Benefits and other	1,346	1,231	1,323	9.3	1.7
Total salaries and employee benefits	8,913	10,049	9,380	(11.3)	(5.0)
Occupancy, furniture and equipment expense	1,441	1,482	1,636	(2.8)	(11.9)
Computer and data processing	1,104	1,081	1,256	2.1	(12.1)
FDIC insurance	146	199	72	(26.6)	102.8
General bank insurance	251	246	270	2.0	(7.0)
Amortization of core deposit intangible asset	22	24	16	(8.3)	37.5
Advertising expense	412	255	421	61.6	(2.1)
Debit card interchange expense	296	285	269	3.9	10.0
Legal fees	200	162	206	23.5	(2.9)
Other real estate owned expense, net	237	680	700	(65.1)	(66.1)
Other expense	3,169	2,455	2,989	29.1	6.0
Total noninterest expense	$16,191	$16,918	$17,215	(4.3)	(5.9)
Efficiency ratio (excluding nonrecurring item)	56.49%	57.66%	61.78%
Efficiency ratio (GAAP)	56.72%	57.66%	62.37%

The efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance. See the discussion entitled “Non-GAAP Presentations” below and the tables on page 14 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the fourth quarter of 2017 decreased $727,000, or 4.3%, on a linked quarter basis and decreased $1.0 million or 5.9%, year over year.  The linked quarter decrease is primarily attributable to reductions in salaries and officer incentive expense as well as reduced OREO related costs as the OREO portfolio balance declined, partially offset by increased advertising expense. The year over year variance is primarily due to reductions in salaries, officer incentive and OREO related costs.   Variability noted in other expense was partially due to costs on commercial loan remediation and appraisal fees.

Earning Assets

				December 31, 2017
Loans	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Commercial	$272,851	$257,356	$228,113	6.0	19.6
Leases	68,325	69,305	55,451	(1.4)	23.2
Real estate - commercial	750,991	739,136	736,247	1.6	2.0
Real estate - construction	85,162	94,868	64,720	(10.2)	31.6
Real estate - residential	426,230	419,583	377,851	1.6	12.8
Consumer	2,774	2,770	3,237	0.1	(14.3)
Other[1]	10,609	10,550	11,973	0.6	(11.4)
	1,616,942	1,593,568	1,477,592	1.5	9.4
Net deferred loan costs	680	623	1,217	9.1	(44.1)
Total loans	$1,617,622	$1,594,191	$1,478,809	1.5	9.4

1    Other class includes overdrafts.

Total loans increased by $23.4 million at the end of the fourth quarter of 2017 as compared to September 30, 2017, and increased by $138.8 million year over year.  Year over year loan growth was primarily due to organic loan growth in commercial, real estate-construction and real estate-residential loans, growth in lease financing receivables, and the Company’s purchase of $16.7 million of home equity loans in the second quarter of 2017.

				December 31, 2017
Securities	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Securities available-for-sale, at fair value
U.S. Treasury	$3,947	$3,990	$-	(1.1)	N/M
U.S. government agencies	13,061	13,451	-	(2.9)	N/M
U.S. government agency mortgage-backed	12,214	11,030	41,534	10.7	(70.6)
States and political subdivisions	278,092	229,032	68,703	21.4	304.8
Corporate bonds	833	10,577	10,630	(92.1)	(92.2)
Collateralized mortgage obligations	65,939	80,386	170,927	(18.0)	(61.4)
Asset-backed securities	112,932	131,759	138,407	(14.3)	(18.4)
Collateralized loan obligations	54,421	53,259	101,637	2.2	(46.5)
Total securities available-for-sale	$541,439	$533,484	$531,838	1.5	1.8

N/M - Not Meaningful

The investment portfolio was $541.4 million as of December 31, 2017, an increase of $8.0 million from $533.5 million as of September 30, 2017, and an increase of $9.6 million from $531.8 million as of December 31, 2016.  During the fourth quarter of 2016 and during the 2017 year to date period, select collateralized mortgage obligations, mortgage-backed securities, corporate bonds and asset-backed securities were liquidated to allow for portfolio repositioning in favor of high quality state and municipal securities.  These sales resulted in $474,000 of net security gains in the year 2017, but the resultant security purchases with the funds from security sales and deposit growth impacted the net interest margin favorably as the funds were invested in higher yielding assets.  In addition, there was a significant decline in collateralized loan obligations (“CLOs”) during 2017 due to calls of a number of issues held by the Company.  This call activity occurred because the contractual spreads of the securities held in the portfolio were materially higher than those for newly-issued CLOs, which created a financial incentive for issuers to call existing CLO’s and re-use the underlying loan collateral for newly-created issues.

Asset Quality

				December 31, 2017
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Nonaccrual loans	$14,388	$14,124	$15,283	1.9	(5.9)
Nonperforming troubled debt restructured loans accruing interest	988	978	718	1.0	37.6
Loans past due 90 days or more and still accruing interest	248	1,169	-	(78.8)	N/M
Total nonperforming loans	15,624	16,271	16,001	(4.0)	(2.4)
Other real estate owned	8,371	9,024	11,916	(7.2)	(29.7)
Total nonperforming assets	$23,995	$25,295	$27,917	(5.1)	(14.0)

30-89 days past due loans	$5,358	$3,297	$5,139
Nonaccrual loans to total loans	0.9%	0.9%	1.0%
Nonperforming loans to total loans	1.0%	1.0%	1.1%
Nonperforming assets to total loans plus OREO	1.5%	1.6%	1.9%

Allowance for loan losses	$17,461	$16,465	$16,158
Allowance for loan losses to total loans	1.1%	1.0%	1.1%
Allowance for loan losses to nonaccrual loans	121.4%	116.6%	105.7%

N/M - Not Meaningful

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or more past due but still accruing interest.  Nonperforming loans to total loans of 1.0% remained unchanged in the fourth and third quarter of 2017 and decreased from 1.1% in the fourth quarter of 2016, primarily due to the transfer of certain nonaccrual loans to OREO in 2017.  Nonperforming assets to total loans plus OREO decreased to 1.5% from 1.6% in the third quarter of 2017, and 1.9% in the fourth quarter of 2016, as a result of  the Talmer branch purchase, as well as continued OREO liquidations and write-downs recorded in 2016 and 2017.  Finally, the allowance for loan losses to total loans was 1.1% as of December 31, 2017, which is unchanged from the fourth quarter 2016, and a 0.1% increase compared to the third quarter of 2017.  The allowance excludes the remaining $527,000 of purchase accounting credit marks recorded on the Talmer branch purchased loans as of December 31, 2017. The total remaining accretable discount on the Talmer portfolio was $835,000 at year end compared to $1.05 million at the prior quarter end.

				December 31, 2017
Classified loans	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Real estate-construction	$376	$380	$458	(1.1)	(17.9)
Real estate-residential:
Investor	448	648	1,096	(30.9)	(59.1)
Multifamily	4,723	4,757	-	(0.7)	N/M
Owner occupied	5,266	4,418	7,225	19.2	(27.1)
Revolving and junior liens	1,899	1,977	2,340	(3.9)	(18.8)
Real estate-commercial, nonfarm	7,262	7,633	9,946	(4.9)	(27.0)
Real estate-commercial, farm	2,486	2,495	1,782	(0.4)	39.5
Commercial	-	382	2,527	N/M	N/M
Leases	825	1,031	1,109	(20.0)	(25.6)
Consumer	20	8	1	150.0	N/M
Total classified loans	$23,305	$23,729	$26,484	(1.8)	(12.0)

N/M - Not Meaningful

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard, as shown above.  Classified loans totaled $23.3 million as of December 31, 2017, a decrease of $424,000, or 1.8%, from the prior quarter, and a decrease of $3.2 million, or 12.0%, from the like quarter of 2016.  This reduction is primarily due to success in remediating a number of classified loans.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	December 31,	% of	September 30,	% of	December 31,	% of
	2017	Total[1]	2017	Total[1]	2016	Total[1]
Real estate-construction
Homebuilder	$(93)	37.8	$-	-	$(5)	1.2
Land	(1)	0.4	-	-	-	-
All other	(194)	78.9	8	(2.4)	(6)	1.4
Total real estate-construction	(288)	117.1	8	(2.4)	(11)	2.6
Real estate-residential
Investor	64	(26.0)	(28)	8.5	106	(24.9)
Multifamily	(13)	5.3	(17)	5.2	(15)	3.5
Owner occupied	18	(7.3)	(40)	12.2	(58)	13.6
Revolving and junior liens	(30)	12.2	(367)	111.5	(231)	54.4
Total real estate-residential	39	(15.8)	(452)	137.4	(198)	46.6
Real estate-commercial, nonfarm
Owner general purpose	-	-	-	-	(1)	0.2
Owner special purpose	-	-	-	-	(5)	1.2
Non-owner general purpose	(37)	15.0	(43)	13.1	56	(13.2)
Non-owner special purpose	-	-	-	-	-	-
Retail properties	9	(3.7)	22	(6.8)	(286)	67.3
Total real estate-commercial, nonfarm	(28)	11.3	(21)	6.3	(236)	55.5
Commercial	(12)	4.9	7	(2.1)	(10)	2.4
Leases	-	-	98	(29.8)	5	(1.2)
Consumer	47	(19.1)	37	(11.2)	25	(5.9)
Other	(4)	1.6	(6)	1.8	-	-
Net (recoveries) / charge-offs	$(246)	100.0	$(329)	100.0	$(425)	100.0

1 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs were $308,000 for the quarter ended December 31, 2017, compared to $241,000 for the quarter ended September 30, 2017, and $682,000 for the quarter ended December 31, 2016.  Gross recoveries were $554,000 for the quarter ended December 31, 2017, compared to $570,000 for the quarter ended September 30, 2017 and $1.1 million for the like quarter of 2016.  Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $1.92 billion at December 31, 2017, which reflects an increase of $33.8 million compared to September 30, 2017, and an increase of $56.1 million from total deposits of $1.87 billion at December 31, 2016.  Demand deposits increased by $15.5 million and money markets, savings, and NOW accounts also increased by $19.8 million for the quarter, while time deposit balances decreased by $1.5 million.  Total time deposits or certificates of deposit reflected a decrease of $19.5 million for the full year 2017.  Growth in the commercial loan portfolio has driven commercial demand deposits to a higher level in the fourth quarter of 2017.

Borrowings

As of December 31, 2017, the Bank had $115.0 million in FHLBC advances outstanding as compared to $70.0 million in FHLBC advances at December 31, 2016.

The Company is indebted on senior notes totaling $44.0 million, net of deferred issuance costs, as of December 31, 2017.  The Company is also indebted on $57.6 million, net of deferred issuance costs, of junior subordinated debentures, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The Trust II issuance converted from fixed to floating rate at three month LIBOR plus 150 basis points on June 15, 2017.  Upon conversion to a floating rate, a cash flow hedge was initiated which resulted in the total interest rate paid on the debt of 4.30% for the fourth quarter 2017, inclusive of debt issuance costs.  This compared to the Trust II issuance rate paid prior to June 15, 2017, of 6.77%.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including earning per share, net interest margin, and efficiency ratio calculations.  Management believes the earnings per share data is more informative for the user if the per share impact of certain nonrecurring activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain nonrecurring items, which is discussed in the noninterest expense presentation on page 5.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 14 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Examples of forward-looking statements include, but are not limited to, statements relating to the expected timing of the closing of the Greater Chicago Financial Corp. transaction. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, the inability to obtain the requisite regulatory approvals and Greater Chicago Financial Corp. shareholder approval for the proposed transaction and meet other closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, January 25, 2018, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on February 1, 2018, by dialing 877-481-4010, using Conference ID: 23230.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	December 31,	December 31,
	2017	2016
Assets
Cash and due from banks	$37,444	$33,805
Interest bearing deposits with financial institutions	18,389	13,529
Cash and cash equivalents	55,833	47,334
Securities available-for-sale, at fair value	541,439	531,838
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	10,168	7,918
Loans held-for-sale	4,067	4,918
Loans	1,617,622	1,478,809
Less: allowance for loan losses	17,461	16,158
Net loans	1,600,161	1,462,651
Premises and equipment, net	37,628	38,977
Other real estate owned	8,371	11,916
Mortgage servicing rights, net	6,944	6,489
Goodwill and core deposit intangible	8,922	9,018
Bank-owned life insurance ("BOLI")	61,764	60,332
Deferred tax assets, net	25,356	53,464
Other assets	22,776	16,333
Total assets	$2,383,429	$2,251,188

Liabilities
Deposits:
Noninterest bearing demand	$572,404	$513,688
Interest bearing:
Savings, NOW, and money market	967,750	950,849
Time	382,771	402,248
Total deposits	1,922,925	1,866,785
Securities sold under repurchase agreements	29,918	25,715
Other short-term borrowings	115,000	70,000
Junior subordinated debentures	57,639	57,591
Senior notes	44,058	43,998
Other liabilities	13,539	11,889
Total liabilities	2,183,079	2,075,978

Stockholders’ Equity
Common stock	34,626	34,534
Additional paid-in capital	117,742	116,653
Retained earnings	142,959	129,005
Accumulated other comprehensive loss	1,479	(8,762)
Treasury stock	(96,456)	(96,220)
Total stockholders’ equity	200,350	175,210
Total liabilities and stockholders’ equity	$2,383,429	$2,251,188

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Quarters Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Interest and dividend income
Loans, including fees	$18,535	$16,426	$70,737	$56,019
Loans held-for-sale	28	36	123	151
Securities:
Taxable	2,208	3,318	10,202	15,865
Tax exempt	1,751	263	5,939	842
Dividends from FHLBC and FRBC stock	99	82	370	333
Interest bearing deposits with financial institutions	43	71	134	169
Total interest and dividend income	22,664	20,196	87,505	73,379
Interest expense
Savings, NOW, and money market deposits	255	212	950	789
Time deposits	1,146	1,018	4,227	3,640
Other short-term borrowings	276	37	758	106
Junior subordinated debentures	929	1,083	4,002	4,334
Senior notes	672	112	2,689	112
Subordinated debt	-	222	-	949
Notes payable and other borrowings	-	2	-	8
Total interest expense	3,278	2,686	12,626	9,938
Net interest and dividend income	19,386	17,510	74,879	63,441
Provision for loan losses	750	750	1,800	750
Net interest and dividend income after provision for loan losses	18,636	16,760	73,079	62,691
Noninterest income
Trust income	1,639	1,396	6,203	5,670
Service charges on deposits	1,765	1,723	6,720	6,684
Secondary mortgage fees	182	243	776	1,038
Mortgage servicing rights mark to market (loss) gain	(46)	1,002	(802)	(919)
Mortgage servicing income	448	444	1,778	1,724
Net gain on sales of mortgage loans	1,088	1,312	4,803	6,343
Securities gain (loss), net	639	(193)	474	(2,213)
Increase in cash surrender value of BOLI	361	296	1,432	1,283
Debit card interchange income	1,069	1,018	4,200	4,027
Gain (loss) on disposal and transfer of fixed assets, net	-	-	10	(1)
Other income	1,039	1,187	4,778	4,938
Total noninterest income	8,184	8,428	30,372	28,574
Noninterest expense
Salaries and employee benefits	8,913	9,380	40,080	36,234
Occupancy, furniture and equipment	1,441	1,636	5,951	6,063
Computer and data processing	1,104	1,256	4,387	4,349
FDIC insurance	146	72	658	865
General bank insurance	251	270	1,031	1,109
Amortization of core deposit intangible	22	16	96	16
Advertising expense	412	421	1,505	1,633
Debit card interchange expense	296	269	1,329	1,455
Legal fees	200	206	650	800
Other real estate expense, net	237	700	2,165	2,743
Other expense	3,169	2,989	11,297	11,494
Total noninterest expense	16,191	17,215	69,149	66,761
Income before income taxes	10,629	7,973	34,302	24,504
Provision for income taxes	13,141	2,955	19,164	8,820
Net (loss) income	$(2,512)	$5,018	$15,138	$15,684

Basic (loss) earnings per share	$(0.08)	$0.17	$0.51	$0.53
Diluted (loss) earnings per share	(0.08)	0.17	0.50	0.53

Ending common shares outstanding	29,627,086	29,556,216	29,627,086	29,556,216
Weighted-average basic shares outstanding	29,627,086	29,555,482	29,600,702	29,532,510
Weighted-average diluted shares outstanding	30,094,960	29,870,978	30,038,417	29,838,931

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2016				2017
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cash and due from banks	$27,813	$28,597	$41,344	$28,928	$33,585	$39,425	$31,028	$30,972
Interest bearing deposits with financial institutions	15,513	12,048	50,054	54,865	12,121	11,938	11,685	13,147
Cash and cash equivalents	43,326	40,645	91,398	83,793	45,706	51,363	42,713	44,119

Securities available-for-sale, at fair value	486,924	684,179	659,890	533,233	563,897	586,686	548,432	524,909
Securities held-to-maturity, at amortized cost	246,772	80,899	-	-	-	-	-	-
FHLBC and FRBC stock	8,518	7,431	7,918	7,911	7,614	7,699	8,339	8,842
Loans held-for-sale	2,912	4,238	5,295	4,050	2,670	3,616	3,244	2,744
Loans	1,138,985	1,145,892	1,186,279	1,386,487	1,484,556	1,505,572	1,550,229	1,596,928
Less: allowance for loan losses	16,257	16,415	15,767	15,388	16,292	15,779	16,478	17,002
Net loans	1,122,728	1,129,477	1,170,512	1,371,099	1,468,264	1,489,793	1,533,751	1,579,926

Premises and equipment, net	39,416	39,143	39,191	39,129	38,917	38,395	38,098	37,825
Other real estate owned	18,760	16,906	14,888	14,008	13,464	12,596	10,688	8,601
Mortgage servicing rights, net	5,347	5,151	4,822	5,618	6,543	6,464	6,464	6,821
Goodwill and core deposit intangible	-	-	-	3,195	9,005	8,981	8,956	8,932
Bank-owned life insurance ("BOLI")	59,178	59,459	59,787	60,153	60,446	60,806	61,165	61,527
Deferred tax assets, net	65,210	61,768	57,692	55,902	52,747	48,459	45,635	41,335
Other assets	9,346	10,469	13,833	19,067	11,714	14,227	14,900	16,443
Total other assets	197,257	192,896	190,213	197,072	192,836	189,928	185,906	181,484
Total assets	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,987	$2,329,085	$2,322,385	$2,342,024

Liabilities
Deposits:
Noninterest bearing demand	$450,150	$472,450	$472,599	$510,161	$525,454	$557,265	$551,768	$556,010
Interest bearing:
Savings, NOW, and money market	915,924	920,389	907,531	933,222	969,609	977,796	958,926	958,808
Time	407,743	402,912	401,999	404,507	394,388	392,779	389,037	383,011
Total deposits	1,773,817	1,795,751	1,782,129	1,847,890	1,889,451	1,927,840	1,899,731	1,897,829

Securities sold under repurchase agreements	35,776	37,433	31,892	31,019	29,805	35,652	32,800	27,664
Other short-term borrowings	27,802	28,187	22,174	27,940	56,111	58,572	72,065	84,728
Junior subordinated debentures	57,549	57,561	57,573	57,585	57,597	57,609	57,621	57,633
Senior Notes	-	-	-	8,155	43,978	43,995	44,021	44,046
Subordinated debt	45,000	45,000	45,000	36,685	-	-	-	-
Notes payable and other borrowings	500	500	500	408	-	-	-	-
Other liabilities	11,033	12,511	15,539	12,609	25,061	18,047	19,395	26,037
Total liabilities	1,951,477	1,976,943	1,954,807	2,022,291	2,102,003	2,141,715	2,125,633	2,137,937

Stockholders' equity
Common stock	34,427	34,505	34,533	34,533	34,451	34,577	34,626	34,626
Additional paid-in capital	115,945	116,065	116,365	116,537	116,747	117,077	117,340	117,607
Retained earnings	116,231	119,640	123,771	128,017	131,631	136,384	142,657	148,863
Accumulated other comprehensive loss	(13,677)	(11,241)	(8,030)	(8,000)	(7,692)	(4,310)	(1,415)	(553)
Treasury stock	(95,966)	(96,147)	(96,220)	(96,220)	(96,243)	(96,358)	(96,456)	(96,456)
Total stockholders' equity	156,960	162,822	170,419	174,867	178,894	187,370	196,752	204,087
Total liabilities and stockholders' equity	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,897	$2,329,085	$2,322,385	$2,342,024

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2016				2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Interest and Dividend Income
Loans, including fees	$13,058	$13,039	$13,496	$16,426	$16,609	$17,385	$18,208	$18,535
Loans held-for-sale	28	39	48	36	24	37	34	28
Securities:
Taxable	4,211	4,382	3,954	3,318	2,963	2,607	2,424	2,208
Tax exempt	179	220	180	263	912	1,648	1,628	1,751
Dividends from FHLB and FRBC stock	84	84	83	82	85	92	94	99
Interest bearing deposits with financial institutions	19	15	64	71	23	31	37	43
Total interest and dividend income	17,579	17,779	17,825	20,196	20,616	21,800	22,425	22,664
Interest Expense
Savings, NOW, and money market deposits	191	193	193	212	223	233	239	255
Time deposits	822	869	931	1,018	979	1,025	1,077	1,146
Other short-term borrowings	20	26	23	37	108	150	224	276
Junior subordinated debentures	1,084	1,083	1,084	1,083	1,084	1,059	930	929
Senior notes	-	-	-	112	673	672	672	672
Subordinated debt	239	243	245	222	-	-	-	-
Notes payable and other borrowings	2	2	2	2	-	-	-	-
Total interest expense	2,358	2,416	2,478	2,686	3,067	3,139	3,142	3,278
Net interest and dividend income	15,221	15,363	15,347	17,510	17,549	18,661	19,283	19,386
Provision for loan losses	-	-	-	750	-	750	300	750
Net interest and dividend income after reserve for loan losses	15,221	15,363	15,347	16,760	17,549	17,911	18,983	18,636
Noninterest Income
Trust income	1,369	1,502	1,403	1,396	1,458	1,638	1,468	1,639
Service charges on deposits	1,559	1,646	1,756	1,723	1,618	1,615	1,722	1,765
Secondary mortgage fees	193	280	322	243	176	223	195	182
Mortgage servicing rights mark to market (loss) gain	(1,041)	(733)	(147)	1,002	(133)	(429)	(194)	(46)
Mortgage servicing income	421	422	437	444	435	444	451	448
Net gain on sales of mortgage loans	1,212	1,642	2,177	1,312	1,147	1,473	1,095	1,088
Securities (loss) gain, net	(61)	-	(1,959)	(193)	(136)	(131)	102	639
Increase in cash surrender value of BOLI	285	319	383	296	359	350	362	361
Debit card interchange income	947	1,049	1,013	1,018	975	1,081	1,075	1,069
(Loss) gain on disposal and transfer of fixed assets	(1)	-	-	-	(2)	12	-	-
Other income	1,392	1,150	1,209	1,187	1,131	1,041	1,567	1,039
Total noninterest income	6,275	7,277	6,594	8,428	7,028	7,317	7,843	8,184
Noninterest Expense
Salaries and employee benefits	9,026	8,814	9,014	9,380	10,573	10,545	10,049	8,913
Occupancy, furniture and equipment	1,581	1,346	1,500	1,636	1,566	1,462	1,482	1,441
Computer and data processing	925	1,063	1,105	1,256	1,090	1,112	1,081	1,104
FDIC insurance	203	362	228	72	148	165	199	146
General bank insurance	298	272	269	270	270	264	246	251
Amortization of core deposit intangible	-	-	-	16	25	25	24	22
Advertising expense	347	435	430	421	386	452	255	412
Debit card interchange expense	203	620	363	269	349	399	285	296
Legal fees	161	191	242	206	104	184	162	200
Other real estate expense, net	738	879	426	700	709	539	680	237
Other expense	2,782	2,718	3,005	2,989	2,834	2,839	2,455	3,169
Total noninterest expense	16,264	16,700	16,582	17,215	18,054	17,986	16,918	16,191
Income before income taxes	5,232	5,940	5,359	7,973	6,523	7,242	9,908	10,629
Provision for income taxes	1,910	2,095	1,860	2,955	2,096	2,096	1,831	13,141
Net income (loss)	$3,322	$3,845	$3,499	$5,018	$4,427	$5,146	$8,077	$(2,512)

Basic earnings (loss) per share	$0.11	$0.13	$0.12	$0.17	$0.15	$0.17	$0.27	$(0.08)
Diluted earnings (loss) per share	0.11	0.13	0.12	0.17	0.15	0.17	0.27	(0.08)

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	December 31, 2017		September 30, 2017		December 31, 2016
	Amount	Per share	Amount	Per Share	Amount	Per Share
Earnings per share (EPS) excluding nonrecurring items
Earnings (GAAP)	$(2,512)	$(0.08)	$8,077	$0.27	$5,018	$0.17
Less:
Impact of state tax rate change	-	-	1,566	0.05	-	-
Impact of federal tax reform	9,475	0.31	-	-	-	-
Earnings, excluding nonrecurring items	$6,963	$0.23	$6,511	$0.22	$5,018	$0.17

	Quarters Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Net Interest Margin
Interest income (GAAP)	$22,664	$22,425	$20,196
Taxable-equivalent adjustment:
Loans	22	23	23
Securities	943	876	141
Interest income (TE)	23,629	23,324	20,360
Interest expense (GAAP)	3,278	3,142	2,686
Net interest income (TE)	$20,351	$20,182	$17,674
Net interest income (GAAP)	$19,386	$19,283	$17,510
Average interest earning assets	$2,146,570	$2,121,929	$1,986,546
Net interest margin (GAAP)	3.58%	3.61%	3.51%
Net interest margin (TE)	3.76%	3.77%	3.54%

	Quarters Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Efficiency Ratio
Noninterest expense	$16,191	$16,918	$17,215
Less amortization of core deposit	22	24	16
Less other real estate expense, net	237	680	700
Less acquisition related costs	65	-	154
Adjusted noninterest expense	15,867	16,214	16,345
Net interest income (GAAP)	19,386	19,283	17,510
Taxable-equivalent adjustment:
Loans	22	23	23
Securities	943	876	141
Net interest income (TE)	20,351	20,182	17,674
Noninterest income	8,184	7,843	8,428
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	194	195	160
Noninterest income (TE)	8,378	8,038	8,588
Less securities gain (loss), net	639	102	(193)
Adjusted noninterest income, plus net interest income (TE)	$28,090	$28,118	$26,455
Efficiency ratio (excluding nonrecurring items)	56.49%	57.66%	61.78%
Efficiency ratio (GAAP)	56.72%	57.66%	62.37%